EXHIBIT 16.1


                      [LETTERHEAD OF RICHARDSON & COMPANY]

July 11, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re: Pre-Effective Amendment No. 1 to Registration Statement No. 333-36326 on Form S-4
           American River Holdings (CIK No. 0001108236)
           --------------------------------------------

Ladies and Gentlemen:

We have read the disclosure entitled "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" included in American River Holding's Pre-Effective Amendment No. 1 to Registration Statement No. 333-36326 on Form S-4 and we agree with the statements made in that disclosure.

Very truly yours,


/s/ RICHARDSON & COMPANY